SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2004 (February 17, 2004)

SILICON GRAPHICS INC.
(Exact name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10441		94-2789662
(Commission File Number)		(IRS Employer Identification No.)

1500 Crittenden Lane
Mountain View, California		94043-1351
(Address of Principal Executive Offices)		(Zip Code)

(650) 960-1980
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

      On February 17, 2004, Silicon Graphics, Inc. (the “Company”) issued a press release announcing that it had agreed to sell 18,181,818 shares of its common stock, par value $0.001 per share (the “Common Stock”), for an aggregate purchase price of $50 million to certain institutional investors in a private placement transaction. The Company also announced that these same investors had agreed to convert up to $40 million of the Company’s 6.50% Senior Secured Convertible Notes due 2009 (the “Notes”) into shares of Common Stock. These investors have completed the conversion of their Notes in an aggregate principal amount of $23.98 million. In connection with the conversion, the Company issued 20,143,520 shares of Common Stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON GRAPHICS INC.

Dated:	February 26, 2004	By:	/s/ Sandra M. Escher

			Name:	Sandra M. Escher
			Title:	Senior Vice President and General Counsel